As filed with the Securities and Exchange Commission on June 14, 2019
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GOOSEHEAD INSURANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware		82-3886022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
1500 Solana Blvd Building 4, Suite 4500 Westlake, TX 76262 (214) 838-5500
(Address of Principal Executive Offices, Including Zip Code)

Goosehead Insurance, Inc. Amended and Restated Omnibus Incentive Plan Goosehead Insurance, Inc. Employee Stock Purchase Plan

P. Ryan Langston Vice President and General Counsel 1500 Solana Blvd Building 4, Suite 4500 Westlake, TX 76262 (214) 838-5500
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐    Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐    Smaller reporting company ☒
Emerging growth company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Class A Common Stock, par value $0.01 per share
- Goosehead Insurance, Inc. Amended and Restated Omnibus Incentive Plan	1,500,000	$39.56	$59,340,000.00	$7,192.01
- Goosehead Insurance, Inc. Employee Stock Purchase Plan	10,000	$39.56	$395,600	$47.95
Total	1,510,000		$59,735,600.00	$7,239.96

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class A common stock, $0.01 par value per share (“Class A Common Stock”), of Goosehead Insurance, Inc. (the “Company” or “Registrant”) (i) authorized for issuance under the Goosehead Insurance, Inc. Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”) and the Goosehead Insurance, Inc. Employee Stock Purchase Plan (the “ESPP”) (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Class A Common Stock that may become issuable under the Omnibus Plan or the ESPP by reason of any stock dividend, stock split or other similar transaction.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high ($40.73) and low ($38.38) prices of the Registrant's Class A Common Stock as reported on the NASDAQ Global Select Market on June 11, 2019.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE
This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 1,510,000 shares of Class A Common Stock that are issuable at any time or from time to time under the Omnibus Plan or the ESPP, as applicable. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for each of the Omnibus Plan (Registration No. 333-224468) and the ESPP (Registration No. 333-224470) with the Securities and Exchange Commission (the “Commission”) on April 26, 2018, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Omnibus Plan and/or the ESPP, as applicable, as required by Rule 428(b)(1).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the "Annual Report"), filed with the Commission on March 14, 2019 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)    All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act  (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
(c)    The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-38466), dated April 24, 2018, including any amendments or supplements thereto.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 8. Exhibits.

Exhibit Number
5	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)
99.1	Registrant's Amended and Restated Omnibus Incentive Plan (incorporated by reference from Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 12, 2019)
99.2	Registrant's Employee Stock Purchase Plan (incorporated by reference from Exhibit 99 to the Registrant's Registration Statement on Form S-8 filed on April 26, 2018)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas on the 14th day of June, 2019.

GOOSEHEAD INSURANCE, INC.
By:	/s/ Mark E. Jones
	Name:	Mark E. Jones
	Title:	Chairman, Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Mark E. Jones, Michael C. Colby, Mark S. Colby and P. Ryan Langston, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Goosehead Insurance, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark E. Jones	Chairman, Director and Chief Executive Officer (principal executive officer)	June 14, 2019
Mark E. Jones

/s/ Mark S. Colby	Chief Financial Officer (principal financial officer and principal accounting officer)	June 14, 2019
Mark S. Colby

/s/ Robyn Jones	Vice Chairman and Director	June 14, 2019
Robyn Jones

/s/ Peter Lane	Director	June 14, 2019
Peter Lane

/s/ Mark Miller	Director	June 14, 2019
Mark Miller

/s/ James Reid	Director	June 14, 2019
James Reid

EXHIBIT INDEX

Exhibit Number
5	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)
99.1	Registrant's Amended and Restated Omnibus Incentive Plan (incorporated by reference from Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 12, 2019)
99.2	Registrant's Employee Stock Purchase Plan (incorporated by reference from Exhibit 99 to the Registrant's Registration Statement on Form S-8 filed on April 26, 2018)